AMENDED AND RESTATED

                            ASSET PURCHASE AGREEMENT


      AMENDED AND RESTATED ASSET PURCHASE AGREEMENT (this "Agreement") made as of the 17th day of March 1998 by and between RJR HOLDINGS, INC., a Delaware corporation ("Seller"), and MAIN ST. CALIFORNIA, INC., an Arizona corporation ("Buyer").

                                    Recitals:

      A. Seller conducts the business of ownership and operation ("Seller's Business") of seven existing and open T.G.I. Friday's restaurants located in California and more particularly identified hereinbelow ("Restaurants"), each of which is covered by a franchise agreement (the "Franchise Agreements") with TGI Friday's Inc. ("TGIF"). Each of the Restaurants is operated pursuant to a specified system of standards, specifications and operating procedures mandated by TGIF (the "T.G.I. Friday's System").

      B. The parties hereto desire to effect the purchase by Buyer of the assets hereinafter described of Seller related to the ownership and operation of the Restaurants.

      C. Seller and Buyer heretofore entered into that certain Asset Purchase Agreement dated December 23, 1997 covering the sale of assets of Seller to Buyer and that certain First Amendment to Asset Purchase Agreement and Interim Management Agreement and Security Agreement dated December 29, 1997 which amended said Asset Purchase Agreement (said Asset Purchase Agreement, as heretofore amended, is hereinafter sometimes referred to as the "Prior Agreement").

      D. Seller and Buyer heretofore entered into an Interim Management Agreement dated December 23, 1997 (the "Management Agreement") providing for management of the operations of the Restaurants by Buyer pending the Closing of the Prior Agreement. Buyer has managed of the operations of the Restaurants pursuant to the Management Agreement since December 23, 1997 (the "Commencement Date").

      E. Seller and Buyer heretofore entered into a Security Agreement dated December 23, 1997 (the "Security Agreement") pursuant to which Seller granted a security interest in assets of Seller to Buyer to secure payment and performance of obligations of Seller under the Prior Agreement, the Management Agreement, and the Security Agreement.

      F. On December 29, 1997, Buyer loaned to Seller the sum of $195,427.47 by wire transfer of that sum (the "First Loan") to an account at Wells Fargo Bank in the name of Continental Consulting Corp. to cover Seller's payroll and related taxes through December 22, 1997. Said sum has been expended by Seller for that purpose.

      G. Since December 29, 1997 to the date hereof, Buyer has loaned additional sums to
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Seller by  paying  various  obligations  of Seller  (collectively,  the  "Second
Loan").

      H. Seller will require an additional loan or loans from Buyer to pay various obligations of Seller from the date hereof to the Closing Date (collectively, the "Future Loans"). For purposes hereof, interest paid by Buyer to, or accrued in favor of, Franchise Mortgage Acceptance Company or TGIF for the period March 3, 1998 through the first to occur of April 29, 1998 or the Closing Date shall constitute Future Loans.

      I. Immediately following the execution and delivery of this Agreement, Seller intends to make a general assignment for the benefit of creditors (the "Assignment") to Credit Managers Association of California (the "Assignee"). The date on which the Assignment is made is referred to as the "Assignment Date."

      J. The parties hereto now desire to amend and restate the Prior Agreement in its entirety as set forth herein and to amend and supplement the Security Agreement as set forth herein. Capitalized terms herein which are not otherwise defined herein have the meanings given to them in the Management Agreement or the Security Agreement.

                                   Agreements:

      NOW, THEREFORE, in consideration of the foregoing premises and of the mutual covenants hereinafter set forth, the parties hereto agree that the Prior Agreement is hereby amended and restated in its entirety as follows and the Security Agreement is amended and supplemented as hereinafter provided:

Section 1. Purchased Assets.

      1.1 Assets and Properties to be Purchased. Seller hereby agrees, subject to all the terms and conditions of this Agreement, to make a general assignment for the benefit of creditors of Seller with the understanding that the assignee of such assets (the "Assignee") will sell them to Buyer on the terms and conditions set forth herein if there are no other qualified buyers pursuant to
Section 17.6 hereof, and Buyer agrees to buy all of the following assets and properties (the "Purchased Assets"), on the terms and conditions set forth herein, free and clear of all liabilities, obligations, liens and encumbrances, except as set forth in Section 2.1 hereof, at the Closing provided for in
Section 11 hereof (the "Closing"):

              (a) Leased Real Estate. All right, title and interest of Seller in and to the real property leases described on Schedule 1.1(a) (the "Leases" or the "Leased Properties"). The Leased Properties shall be conveyed free and clear of any liabilities of Seller which encumber the Leased Properties, except as set forth in Section 2.1 hereof.

              (b) Improvements. All of the right, title and interest of Seller in and to the buildings and all other improvements, fixtures and structures located on the Leased Properties, including those described in Schedule 1.1(b) (collectively, the "Improvements").

              (c) Personal Property. All of the right, title and interest of Seller in and to any
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and all personal property  utilized in connection with the businesses  conducted in the Restaurants and at Seller's corporate headquarters (including any such assets held under capital leases), including, but not limited to, the (i) mechanical systems, fixtures and equipment comprising a part of or attached to or located in the Restaurants; (ii) pylons and other signs, silverware, glassware, and other utensils and dishes, tables, chandeliers, lamps, stained or leaded glass, marble tops, fans, televisions, clocks, carpets, drapes, art work, memorabilia, paintings, posters, graphics and other furnishings and comprising a part of or attached to or located in the Restaurants, including without limitation, any furnishings located in business offices or party rooms; (iii) maintenance equipment and tools owned by Seller and used in connection with the Restaurants; (iv) stoves, ovens, refrigerators, walk-in cold storage boxes and other kitchen equipment and other machinery, equipment, fixtures, keys, and; (v) the inventory and supplies in such quantity and quality as is customarily maintained on the Leased Properties by Seller and meeting minimum requirements of TGIF under each Franchise Agreement, including food, beverages, spirits, dishes, china, silver, glassware, paper goods, promotional items, uniforms, linens and all other inventory and supplies (the "Inventory"), and office equipment used in Restaurants and Seller's corporate headquarters and which personal property is presently located in, on or used in connection with the Restaurants, or is hereafter acquired in the ordinary course of business, and replacements of Inventory used in the ordinary course of business (collectively, the "Personal Property"), including, but not limited to, the Personal Property described on Schedule 1.1(c).

              (d) Contracts. All rights and interests of Seller in all agreements, contracts and operating leases relating to the Restaurants set forth in Schedule 1.1(d) (collectively, the "Contracts"); provided, however, that Buyer shall not be obligated to assume or perform any obligation or liability of Seller pursuant to any contract or agreement except as and to the extent specifically provided in accordance with Section 2.1 below.

              (e) Ancillary Assets. All right, title and interest in and to all permits, licenses (including liquor licenses), certificates of occupancy, governmental approvals, site plans, surveys, plans and specifications, marketing materials and floor plans which relate to the Restaurants, the Leased Properties, the Improvements or the Personal Property to the extent transferable (the "Ancillary Assets").

              (f) Computer Software and Hardware. All of Seller's right, title and interest in and to all computer software and hardware owned, leased under operating leases or licensed by or to Seller, which is located at or exclusively used for the Restaurants that is not otherwise prohibited from transfer by contract between Seller and the owner thereof, including those items described in Schedule 1.1(f).

              (g) Telephone Numbers. All of Seller's right, title and interest in and to all telephone and facsimile numbers used by Seller for the Restaurants, including those described in Schedule 1.1(g).

              (h) Documents. All of the right, title and interest of Seller in and to all information and documentation of Seller regarding the Restaurants, including, but not limited to, surveys, title reports, tax assessment records, engineering and building plans and
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specifications and reports (such as environmental  reports),  as-built drawings, development plans, plats, site plans, zoning materials, leases, guarantees, contracts, combinations to all locks on or in the Restaurants and all books, records and files relating to the ownership, management and/or operation (including those relating to financial matters and employees) and correspondence pertaining to that portion of Seller's Business relating solely to the operation of the Restaurants (other than Seller's corporate minute books and stock record books) (collectively, the "Documents"). Buyer agrees to allow Seller access to said records at all reasonable hours upon forty-eight hours prior notice by Seller after the Closing.

              (i) Franchise Agreements. All of the right, title and interest of Seller in and to the Franchise Agreements described in Schedule 1.1(i).

              (j) Development Agreement. All of the right, title and interest of Seller in the Development Agreement described in Schedule 1.1(j).

              (k) Trademarks and Licenses. All of the right, title and interest of Seller in and to the trademarks, service marks, trade names and copyrights to the extent that the same are used in connection with the Restaurants as now conducted and all licenses pursuant to which Seller may be entitled to use any of the foregoing, provided that the Seller shall retain the right to use the same in connection with its businesses conducted away from the Restaurants.

      1.2 Assets and Properties Excluded from Sale. Except as expressly set forth in Section 1.1 hereof, no assets of Seller shall be sold to Buyer hereunder but instead shall remain the sole property of Seller. In particular, Seller shall retain all of its accounts and rebates receivable and use the proceeds thereof to pay liabilities of Seller.

Section 2. Liabilities Assumed By Buyer.

      2.1 Assumed Liabilities. Buyer hereby agrees, subject to all the terms and conditions of this Agreement, to assume at the Closing the liabilities and obligations of Seller and the Assignee arising after the date of the Closing (the "Closing Date") under the Leases, the Contracts, any operating leases or licenses under which Seller has the right to use computer software and hardware identified in Schedule 1.1(f), the Franchise Agreements and the Development Agreement. In addition, Buyer agrees, subject to all the terms and conditions of this Agreement, to assume the liabilities and obligations of Seller and the Assignee set forth in Schedule 2.1 (the "Assumed Liabilities") as of the dates set forth in Schedule 2.1. In connection therewith, Buyer agrees to indemnify and hold harmless the Assignee and Seller and its shareholders, Joseph F. Khoury and Ronald I. Brendzel, and their spouses from and against all liabilities, suits, actions, proceedings, claims, demands, losses, damages, fees, costs, penalties and expenses (including, but not limited to, reasonable attorney's and accountant's fees) arising out of liabilities and obligations of Seller and the Assignee assumed by Buyer pursuant to this Section 2.1.

      2.2  Liabilities  Not  Assumed.  Except as  specifically  provided  for in
Section 2.1 above or allocations provided under Section 3.3 of this Agreement, Buyer assumes no other
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
obligations or liabilities of Seller, whether known or unknown, matured or unmatured, liquidated or unliquidated, fixed or contingent or otherwise, including, without limitation, contracts of Seller not specified in Schedule 1.1(f).

Section 3. Title Insurance, Interim Management Agreement, Allocations, Etc.

      3.1 Title Insurance. As soon as reasonably possible after the date of this Agreement, Seller has provided Buyer preliminary commitments for title insurance issued by Lawyers Title Insurance Company, with copies of all exceptions set forth therein, insuring Buyer's interest in the Leases. The cost of such title insurance will be borne equally by Seller and Buyer. Buyer may notify Seller of its disapproval of any exception shown in the preliminary commitment (other than the lien of real estate taxes for the current calendar year not yet due and payable, those defects or encumbrances identified on Schedule 3.1, rights reserved in federal patents or state deeds and building or use restrictions general to the district (the "Permitted Exceptions"). If, within ten (10) days after the receipt of such notice Seller has not removed or given reasonable written assurances to Buyer that such disapproved exception(s) will be removed before the Closing Date, Buyer may, at its option within ten (10) days thereafter, terminate this Agreement by giving notice of such termination to Seller. On such termination, all rights and obligations of Seller and Buyer under this Agreement shall terminate and be of no further force or effect. Buyer may elect to waive any disapproved exceptions and close on the remaining terms.

      3.2 Interim Management Agreement. On and after the Assignment Date to and including the Closing (or the date of termination of this Agreement as hereinafter provided), Buyer shall manage the operations of the Restaurants for the Assignee pursuant to the New Management Agreement referred to in Section 9.11(c) below. The Assignee shall grant to Buyer a security interest in all of the assets of the assignment estate to secure the payment of any obligation of the Assignee under the New Management Agreement or this Agreement pursuant to the New Security Agreement referred to in Section 9.11(c) below. The period beginning with the Commencement Date and concluding with the Closing or termination of this Agreement, if earlier, is referred to as the "Interim Period."

      3.3 Allocations. Results of operations of the Restaurants during the Interim Period shall be for the account of Buyer as provided in the Management Agreement and the New Management Agreement. The expenses described in Schedule
3.3 hereto will be prorated between Buyer and Seller as of the Commencement Date. Any fees, transfer taxes, intangible taxes or other such taxes or other transfer costs (including attorney fees and expenses) associated with the transfer of the Purchased Assets (including the Ancillary Assets) to Buyer shall be allocated between Seller and Buyer in the manner provided in Schedule 3.3 hereto. Costs incurred in order to obtain Buyer's financing to complete this acquisition (such as appraisal fees, lender title insurance, etc.) shall be solely Buyer's cost. Buyer shall bear sales taxes on the sale of sales taxable assets covered by this Agreement.

      3.4 Security Agreement. Seller and Buyer heretofore entered into the Security Agreement pursuant to which Seller granted to Buyer a security interest in all or substantially
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all of the assets of Seller as collateral  for the  obligations  of Seller under this Agreement, the Management Agreement, and the Security Agreement. The Assignee and Buyer will enter into the New Security Agreement provided for in
Section 9.11(c) below upon the Assignment provided for in Section 9.11 below. The Breakup Fee (provided for and defined in Section 17.6 hereof), First Loan, Second Loan, and any and all Future Loans (collectively, the "Loans"), and the obligations of Seller and the Assignee under this Agreement, the Management Agreement, the New Management Agreement, the Security Agreement and/or the New Security Agreement, including Secured Party Expenses incurred in enforcing payment of any such debts and obligations if there is an Event of Default, are included in the Obligations secured by the Security Agreement and the New Security Agreement. Seller will pay all Secured Party Expenses if there is an Event of Default under the Security Agreement. The Loans, including Secured Party Expenses if there is an Event of Default, will be paid in full to Buyer by Seller at the Closing or, if earlier, on termination of the New Management Agreement.

Section 4. Purchase Price.

      4.1 Amount of Purchase Price. The purchase price (the "Purchase Price") for all of the Purchased Assets (including Inventories) shall be the sum of Eight Million Six Hundred Thousand Six Hundred Ninety-Two Dollars ($8,600,692.00).

      4.2 Payment of Purchase Price. At the Closing, Buyer shall pay the entire Purchase Price in the following manner:

              (a) Assumption of Liabilities. A portion of the Purchase Price equal to the current balance due on the Assumed Liabilities set forth on
Schedule 2.1 hereof as of the dates set forth in Schedule 2.1 which are assumed by Buyer shall be paid by Buyer's assumption of those Assumed Liabilities; and

              (b) Cancellation of Loans. A portion of the Purchase Price equal to the Loans owed to Buyer at the Closing shall be paid by Buyer's cancellation of the Loans at the Closing; and

              (c) Cash Payment. The balance of the Purchase Price shall be paid at the Closing by wire transfer to the Assignee.

      4.3 Allocation of Purchase Price. Buyer and Seller agree that the total Purchase Price shall be allocated to the Purchased Assets in the manner set forth in Schedule 4.3 hereto. Buyer and Seller agree that the allocation set forth in Schedule 4.3 has been made in accordance with the requirements of
Section 1060 of the Internal Revenue Code of 1986, as amended, and any applicable Treasury Regulations promulgated thereunder. Buyer and Seller, each at its own expense, agree to file appropriate forms with the Internal Revenue Service setting forth the information required to be furnished to the Internal Revenue Service by Section 1060 and the applicable Treasury Regulations thereunder.

Section 5. Seller's Representations and Warranties.
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      To induce Buyer to enter into this Agreement and for the benefit of Buyer,
Seller represents and warrants as follows:

      5.1 Corporate Status and Authority. Seller is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation. Immediately prior to the Assignment Date, Seller had the requisite corporate power and authority to own, operate and lease its assets and properties and to carry on its business as now being conducted and is duly qualified to do business in all jurisdictions in which the nature of its business requires such qualification. The execution and delivery of this Agreement, the Management Agreement and the Security Agreement and the making of the Assignment have been validly authorized by all necessary corporate action of Seller, including, but not limited to, shareholder approval, and each of this Agreement, the Management Agreement and the Security Agreement constitutes the valid, legal and binding obligation of Seller enforceable in accordance with its terms.

      5.2 Financial Statements. The financial statements ("Financial Statements") of Seller regarding the Restaurants for 1995 and 1996 (copies of which have been delivered to Buyer) were prepared in accordance with the books and records of Seller and requirements established by TGIF applied on a consistent basis throughout the periods involved and with past periods, and correctly, fairly and accurately present the results of operations of Seller regarding each of the Restaurants for the periods indicated. Seller has provided Buyer with copies of Store Income Estimates for the first eleven months of calendar year 1997, which estimates substantially reflect the items set forth thereon.

      5.3 Books and Records. The books of account and other corporate records of Seller with respect to the Restaurants are complete and accurate in all material respects, have been maintained in accordance with customary business practices and the matters contained therein are appropriately reflected in the Financial Statements.

      5.4 Real Estate. Seller has set forth in Schedule 5.4 a listing of the location, basis of occupancy, square footage and seating capacity of each of the Restaurants. Seller has delivered to Buyer a true and accurate copy of each lease and other document pursuant to which Seller leases or otherwise occupies each of the Restaurants (collectively, "Real Estate Documents"). With respect to the Restaurants, Seller does not have any interest as owner, lessor, lessee or otherwise in any real estate except as set forth in Schedule 5.4. Except as set forth in Schedule 5.4, Seller has not received notice from any landlord of any Leased Property that Seller is in default of any terms, conditions or provisions of any Lease. The Leases are in good standing and, except for the making of the Assignment, no condition exists which, with the passage of time, giving of notice, or both, would lead to a default under any of the Leases. There is no existing, proposed or, to Seller's knowledge, contemplated plan to widen, modify or realign any street or highway adjoining any Leased Property, or any existing, proposed or contemplated eminent domain proceedings, or private purchase in lieu thereof, relating to any Leased Property or any portion thereof.

      5.5 Subsidiaries and Joint Ventures. Seller's Business with respect to the Restaurants has not been conducted through any subsidiary of Seller or any other affiliate.
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      5.6  Ownership of Assets and  Properties.  Seller has good and  marketable title to all of the Purchased Assets and Buyer will acquire from the Assignee good and marketable title to all of the Purchased Assets at the Closing. All of such assets and properties are owned and will be conveyed to Buyer at the Closing free and clear of all liens, mortgages, pledges, security interests, restrictions, prior assignments, encumbrances and claims of every kind and character, except as disclosed in Schedule 5.6.

      5.7 Condition of Assets and  Properties.  Except as otherwise set forth in
Schedule 5.7, to the knowledge of Seller, as of the Commencement Date, the buildings, equipment, fixtures, furniture, furnishings, office equipment and all other tangible personal assets and properties comprising the Improvements and the Personal Property, are in good operating condition and in a state of reasonable maintenance and repair, ordinary wear and tear excluded. Buyer acknowledges and agrees that the Improvements and the Personal Property will be sold to Buyer pursuant to this Agreement on an "As-Is, Where-Is" basis.

      5.8 Taxes. Except as set forth in Schedule 5.8, Seller has filed all tax returns and reports required to be filed with all appropriate federal, state, foreign and local taxing authorities with respect to Restaurants and has paid in full all taxes and assessments (including, but not limited to, income, withholding, excise, unemployment, Social Security, occupation, transfer, franchise, property, sales and use taxes, lease taxes, import duties or charges and all penalties and interest in respect thereof) required to have been paid to date with respect to Restaurants. To the best of Seller's knowledge, such tax returns and reports are correct in all material respects. To the best of Seller's knowledge, each such tax return accurately reflects the proper income and allowable expenses and deductions of Seller for the periods covered thereby, and the tax, if any, relating thereto.

      5.9  Compliance  with Law and  Other  Regulations.  Except as set forth in
Schedule 5.9, to the best of the knowledge of Seller, Seller is in substantial compliance with all requirements (including those relating to environmental matters) of federal, state and local law, and all requirements of all governmental bodies and agencies having jurisdiction over it, the conduct of its business, the use of its assets and properties and all premises occupied by it. With respect to the Restaurants, to the best of Seller's knowledge, there is no environmental contamination, toxic waste or other discharge, spill, construction component, structural element or condition, other than cleaning solvents and other substances normally used in the day-to-day operations of businesses such as the Restaurants, adversely affecting any of the Leased Properties nor has Seller received any official notice or citation that the Leased Properties in any way contravene any federal, state or local law or regulation relating to environmental, health or safety matters, including without limitation any requirements of the Comprehensive Environmental Response Compensation and Liability Act ("CERCLA") nor any OSHA requirements. Without limiting the foregoing, Seller has properly filed all reports, paid all monies and obtained all licenses, permits, certificates and authorizations needed or required for the conduct of its business and the use of its assets and properties and the premises occupied by it in connection therewith and is in substantial compliance in all respects with all conditions, restrictions and provisions of all of the foregoing. Seller has not received any notice from any federal, state or local authority or any insurance or inspection
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body that any of its  assets,  properties,  facilities,  equipment  or  business procedures or practices fails to comply with any applicable law, ordinance, regulation, building or zoning law, or requirement of any public authority or body.

      5.10 Labor, Employment Contracts, and Employee Benefit Programs. Except as set forth in Schedule 5.10, with respect to Restaurants, Seller is not a party to any collective bargaining agreement, employment agreement or independent contractor agreement, and Seller has not experienced any labor problems or is a party to any pending or threatened labor dispute. Seller has complied in all material respects with all applicable provisions of the Employment Retirement Income Security Act of 1974, as amended ("ERISA"), and with all other applicable federal, state and local laws relating to the employment of labor, including, but not limited to, the provisions thereof relative to wages, hours, collective bargaining, working conditions and payment of taxes of any kind, and Seller is not liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing nor does it have any obligations for any vacation, sick leave or other compensatory time except as set forth in Schedule
5.10. Schedule 5.10 summarizes all employee benefit programs Seller provides for employees at Restaurants.

      5.11 Litigation. Except as set forth in Schedule 5.11, with respect to Restaurants, there are no suits, actions, claims, arbitrations, administrative or other proceedings or governmental investigations pending or, to the best of Seller's knowledge, threatened against or affecting Seller, its right to conduct its business or the assets and properties being transferred hereunder in any court or before or by any federal, state, local or other governmental department or agency, and neither Seller nor its business nor the assets and properties being transferred hereunder are subject to or directly affected by any order, judgment, award, decree or ruling of any court or governmental agency.

      5.12 Insurance. There is in effect at present, and there has been in effect at all times since January 1, 1996 with respect to the Restaurants, (a) public liability and workers' compensation insurance, (b) fire and extended coverage insurance (including earthquake coverage) and (c) general liability insurance, including product liability and liquor liability insurance. Seller has not received notice from or on behalf of any issuer of any such policy of its intention to cancel or refuse to renew any policy issued by it or to increase the cost of premiums thereunder.

      5.13 Agreement Not in Breach of Other Instruments Affecting Seller. The contracts, agreements and leases set forth in Schedule 5.13 require the consent or authorization of third parties for the transfer, assignment and/or sublease of said instruments. The requirement of approvals or authorizations for the transfer, assignment and/or sublease of such contracts, agreements and leases shall be a condition precedent to Closing. Except for those contracts, agreements and leases set forth on Schedule 5.13, and except as the same may be affected by the Assignment, the execution and delivery of this Agreement, the Management Agreement and the Security Agreement and the consummation of the transactions contemplated hereby and thereby, and the fulfillment of the terms hereof and thereof, will not violate any provision of, or result in the breach of any term or provision of, or result in the termination or modification of, or constitute a default under, or conflict with, or cause the acceleration of any obligation under, or permit any party to modify or terminate, any loan agreement, note, debenture, indenture, mortgage, deed of trust, lease, contract, agreement or other obligation of any description relating to the Restaurants (including any Lease, Contract, Document, Real Estate Document, Franchise Agreement or Development Agreement) to which Seller is a party or by which Seller is bound, or any judgment, decree, order or award of any court, governmental body or arbitrator or any applicable law, rule or regulation.

      5.14  Actions in the Ordinary  Course of Business.  Except as set forth in
Schedule  5.14 since  September  30,  1997,  Seller has not with  respect to the
Restaurants:

              (a) taken any action except in the ordinary and usual course of business;

              (b) borrowed any money or become contingently liable for any obligation or liability of another;

              (c) incurred any debt, liability or obligation of any nature to any party except for obligations arising from the purchase of goods or the rendition of services in the ordinary course of business;

              (d) failed to use its best efforts to preserve its business organization intact, to keep available the services of its employees and independent contractors, or to preserve its relationships with its customers, suppliers and others with which it deals; or

              (e) increased or committed to increase the salary, fee or compensation of any employee, independent contractor, agent, firm or person performing services for any of the Restaurants.

      5.15 No Material Adverse Change. Except as set forth in (i) Schedule 5.15,
(ii) the Management Agreement, and (iii) the making of the Assignment, since September 30, 1997, there has not been and there is not threatened (a) any material adverse change in the results of operations or business of the Restaurants, (b) any material physical loss or damage to any of assets or properties or to the premises occupied by the Restaurants (whether or not such damage or loss is covered by insurance), or (c) any other event or condition of any character which has materially and adversely affected, or may be reasonably expected to materially and adversely affect, the assets, properties, business, prospects or affairs of the Restaurants.

      5.16 Compliance with Requirements of TGIF. Seller has furnished to Buyer true and accurate copies of each Franchise Agreement relating to the Restaurants and the Development Agreement. Except as set forth in Schedule 5.16 , Seller has not received notice from TGIF that Seller is in default of the terms, conditions or provisions of any Franchise Agreement or the Development Agreement. Except as set forth in Schedule 5.16, each of the Franchise Agreements and the Development Agreement is valid, binding and enforceable in accordance with its terms, each Franchise Agreement is in good standing and no condition exists which (with the passage of time, the giving of notice, or both) would lead to a default under any such agreement, and Seller has performed all of its obligations under each Franchise Agreement and the Development Agreement in accordance with its terms; and is operating each of the Restaurants substantially in accordance with the T.G.I. Friday's System. With respect to the Restaurants, except as set forth in
Schedule 5.16, Seller has no agreements or understandings (written or oral) with, or obligations to, TGIF that will survive the Closing and be binding on Buyer other than as set forth in the Franchise Agreements and the Development Agreement.

      5.17 All Necessary Assets Transferred. At the Closing, the Assignee shall have transferred to Buyer the Purchased Assets, which shall constitute all assets necessary for Buyer to operate the Restaurants in substantially the same manner as operated by Seller on the Commencement Date, except for necessary cash accounts and prepaid items.

      5.18  Payments to  Affiliates.  Except as otherwise  described in Schedule
5.18 hereto, since December 1, 1997, no money has been paid and no property has been transferred by or in behalf of Seller to or for the benefit of Joseph F. Khoury, Ronald I. Brendzel, any other shareholder of Seller, any member of the family of any of such persons or shareholders, or any affiliate of any of such persons or shareholders, including, without limitation, Wesco Restaurant Group of Hawaii, Inc. and JKF Restaurants, Inc. or any Insider (as such term is defined in Section 1800 of the California Civil Code) of any of the foregoing (collectively, the "Affiliates").

      5.19 Statements and Other Documents Not Misleading. Neither this Agreement, including all schedules and exhibits hereto, nor any other financial statement, document or other instrument furnished or delivered by Seller to Buyer in connection with the transactions contemplated hereby, contains any untrue statement of a material fact or omits to state a material fact required to be stated in order to make such statement, document or other instrument not misleading. In addition to the foregoing, Seller has not failed to inform Buyer as to any material fact relating to the business, assets, properties, prospects or affairs relating to the Restaurants.

Section 6. Buyer's Representations and Warranties.

      To induce Seller to enter into this Agreement, Buyer represent and warrants as follows:

      6.1 Entity Status and Authority. Buyer is duly organized, validly existing and in good standing under the laws of its state of organization. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been validly authorized by all appropriate company action.

      6.2 Agreement Not in Breach of Other Instruments. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, and the fulfillment of the terms hereof, will not violate any provision of the articles of incorporation or by-laws of Buyer nor will they result in the breach of any term or provision of, or constitute a default under, or conflict with, or cause the acceleration of any obligation under, any loan agreement, note, debenture, indenture, mortgage, deed of trust, lease, contract, agreement or other obligation of any description to which Buyer is a party or by which it is bound, or any judgment, decree, order or award of any court, governmental body or arbitrator, or any applicable law, rule or regulation.

      6.3 Intention of Buyer. As of the date hereof, Buyer intends to complete the purchase of the Purchased Assets contemplated by this Agreement and, except for the occurrence of a material adverse change affecting the Purchased Assets or the failure of a material condition to Buyer's obligation to complete such purchase (other than accuracy of Seller's representations and warranties as of the Closing Date as set forth in Section 9.11 hereof) between the date hereof and the Closing Date, Buyer knows of no reason why it will not complete such purchase.

Section 7. Continuation and Survival of Representations and Warranties.

      Except as the same may be affected by the transactions contemplated by this Agreement, each of the representations and warranties contained in this Agreement shall be true and correct on and as of the Closing Date. All such representations and warranties shall survive the Closing and the consummation of the transactions contemplated by this Agreement for a period of one hundred twenty days following the Closing Date.

Section 8. Seller's Covenants.

      Seller agrees with respect to the Restaurants and Seller's interest therein that, between the date hereof and the Closing Date, or following the Closing Date:

      8.1 Untruth of Representations and Warranties. Seller shall not take or suffer or permit any action which would render untrue any of the representations or warranties of Seller herein contained, nor shall Seller omit to take any action, the omission of which would render untrue any such representation or warranty.

      8.2 Conduct of Business. The operations of the Restaurants shall be conducted in the manner provided in the New Management Agreement.

      8.3 Preservation of Organization. Seller shall no take any action which would interfere with the ability of Buyer (a) to preserve intact the present business organizations of the Restaurants, (b) to keep available the services of employees, independent contractors and agents of Seller for the Restaurants, (c) to maintain the present goodwill and favorable relationships of the Restaurants with landlords, suppliers, customers and all others having business dealings or relationships with the Restaurants, (including TGIF), and (d) to preserve and maintain in force all Franchise Agreements, Development Agreement, licenses, registrations, franchises, trademarks, copyrights, bonds and other similar rights of Seller regarding or relating to the Restaurants.

      8.4 Maintenance of Insurance. Buyer will maintain in force during the term of the New Management Agreement insurance as provided in the New Management Agreement. Buyer will arrange to include the Assignee as an additional insured under such insurance upon the Assignment referred to in Section 9.11 hereof.

      8.5 Maintenance of Assets and Properties. Except for the Assignment contemplated by Section 9.11 hereof or as otherwise permitted by Section 17.6 hereof, Seller and the Assignee shall not, without the prior written consent of Buyer, convey any interest in the Restaurants or subject the Restaurants, or any portion thereof, to any additional liens, encumbrances or similar matters.

      8.6 Employees. Seller, with respect to the Restaurants, shall not increase the compensation of or benefits for any employee, independent contractor or agent, hire any employee or engage any independent contractor or agent.

      8.7 Licenses and Permits. Seller shall cooperate with Buyer in obtaining all necessary permits and licenses (and where possible will assign such permits and licenses to Buyer) (including liquor licenses) and consents necessary to continue operating the Restaurants after the Closing as operated on the date of this Agreement.

      8.8 Delivery of Disclosure Schedules. To the extent that the Schedules contemplated by Section 5 of this Agreement (the "Disclosure Schedules") are not delivered to Buyer prior to the execution of this Agreement, within ten days following the date of this Agreement, Seller shall deliver to Buyer a complete set of such Disclosure Schedules in form and substance reasonably acceptable to Buyer.

      8.9 Effect of Management Agreement and Assignment. In the event of any conflict between any of the provisions of this Section 8 and any of the provisions of the New Management Agreement, the applicable provisions of the New Management Agreement shall prevail and control and the conflicting provisions of this Section 8 shall be disregarded. Seller shall not be deemed to have breached any of its obligations under this Section 8 as a result of any action or omission of Buyer in performing or breaching any of its obligations under the New Management Agreement. Seller shall not be deemed to have breached any of its obligations under this Section 8 as a result of the Assignment referred to in
Section 9.11 hereof. Section 9. Buyer's Conditions Precedent to Closing.

      The obligations of Buyer hereunder and its obligations to consummate the Closing provided for herein shall be subject to the following conditions precedent, any one or more of which may be waived by Buyer:

      9.1 Compliance With Agreements and Covenants. Seller shall have performed and complied in all material respects with each of its agreements, covenants and obligations under this Agreement to be performed on or prior to the Assignment Date. The Assignee shall have performed and complied in all material respects with each of its agreements, covenants and obligations under this Agreement to be performed on or prior to the Closing Date, except those calling for performance after the Closing Date.

      9.2 No Material Adverse Change. There shall have been no material adverse change after the date of this Agreement in the business, assets, properties or financial condition of the Restaurants taken as a whole other than material adverse changes directly resulting from actions taken by the Buyer as manager of Restaurants pursuant to the terms of the Management Agreement without the consent or approval of the Assignee.

      9.3 Absence of Litigation or Proceedings. No litigation, governmental action or other proceedings shall have been threatened or commenced against Seller with respect to any matter or against any person with respect to the consummation of the transactions provided for herein which, in the reasonable judgment of Buyer, would make it impractical to consummate the purchase of the Purchased Assets on the terms and conditions set forth in this Agreement. Notwithstanding the foregoing, Buyer promises to use its commercially reasonable best efforts in cooperation with Seller to complete such purchase despite any such litigation, governmental action, or proceedings provided that, in Buyer's reasonable judgment, the costs to Buyer to complete such purchase would not be materially increased in relation to the Purchase Price as a result of such litigation, governmental action, or proceedings.

      9.4 Approval by Buyer. All actions, proceedings, instruments and documents required to perform this Agreement or incident thereto, and all other legal matters (including assurances as to the due organization, existence, good standing, corporate power and qualification to do business of Seller; the authorization, power and authority of Seller to execute, deliver and perform this Agreement; the absence of any violation by Seller of its articles of incorporation, by-laws or contractual obligations or its violation of any applicable laws, regulations or orders; and the absence of any litigation involving Seller with respect to the Restaurants), shall have been approved by Buyer and its counsel, which approval shall not be unreasonably withheld.

      9.5 Real Estate Matters. To the extent required by the Leases, all landlords shall have consented to the assignment of the Leased Properties to Buyer or, in the alternative, Buyer shall have negotiated, for execution at the Closing, new leases for any of the Leased Properties on terms and conditions satisfactory to Buyer. Buyer shall have received from each of the landlords of the Leased Properties estoppel certificates or other written assurance in form and substance reasonably acceptable to Buyer and its Lender and its counsel, confirming that each Lease is in full force and effect, that no default or breach exists thereunder, and such other facts pertaining to each Lease as Buyer may reasonably request. Buyer shall use its commercially reasonable best efforts in cooperation with Seller to obtain such consents and estoppel certificates.

      9.6 Approval by TGIF. TGIF shall have approved the transactions contemplated hereby including the transfer of the Franchise Agreements and the Development Agreement to Buyer in a manner reasonably satisfactory to Buyer. Without limiting the foregoing, Buyer shall have obtained from TGIF, with Seller's cooperation, satisfactory assurances that the Restaurants are in compliance in all material respects with the Franchise Agreements and that no condition exists with respect to the Restaurants which, with the giving of notice and/or passage of time, or both, would result in the occurrence of a default under any of the Franchise Agreements or the Development Agreement and Buyer shall use its best efforts to obtain from TGIF a release of any and all obligations of Seller under the Franchise Agreements and the Development Agreement. Buyer shall use its commercially reasonable best efforts in cooperation with Seller to obtain such approval and assurance from Friday's.

      9.7 Amendment of Development Agreement. TGIF shall have executed an amendment to the Development Agreement containing terms reasonably satisfactory to Buyer. Buyer will use its commercially reasonable best efforts in cooperation with Seller to obtain such amendment.

      9.8 Amendment To FMAC Loan Agreement. Franchise Mortgage Acceptance Company ("FMAC") shall have executed amendments to its Loan Agreement (and the related secured Promissory Notes, Deeds of Trust and Security Agreements) containing terms substantially in accordance with the Memorandum of Understanding attached as Exhibit D to the Prior Agreement.

      9.9 Permanent Liquor Licenses. Buyer shall have been issued permanent liquor licenses necessary to continue operating each of the Restaurants in the present manner.

      9.10 Accuracy of Representations and Warranties. The representations and warranties of Seller contained in this Agreement shall have been true and correct as of the Commencement Date and the date of this Agreement.

      9.11 Assignment for Benefit of Creditors. The sale of the Purchased Assets to Buyer hereunder shall be consummated in connection with an assignment for the benefit of creditors of Seller in compliance with the following procedures (the "Assignment"):

              (a) Assignment to Assignee. Immediately following the execution and delivery of this Agreement, Seller shall make a general assignment for the benefit of creditors pursuant to an instrument of assignment in the form of Exhibit A attached hereto (the "Assignment Instrument") as a result of which all of the assets of Seller, including the Purchased Assets, shall be assigned to, and accepted by, the Assignee.

              (b) Assumption of Agreement. Upon the acceptance of the Assignment, the Assignee shall assume the obligations of Seller under this Agreement by executing the form of Acceptance of Assignee at the foot of this Agreement; provided, however, that the Assignee shall not assume any obligations of Seller for any misrepresentation or breach of warranty under Section 5 of this Agreement.

              (c) Execution of New Management Agreement and Security Agreement. Upon the acceptance of the Assignment, the Assignee and Buyer shall execute and deliver a new Management Agreement (the "New Management Agreement") and a new Security Agreement (the "New Security Agreement") in the forms attached hereto as Exhibits B and C, respectively.

              (d) Acceptance and Assumption of Leases and Contracts. Upon the acceptance of the Assignment, the Assignee shall accept the assignment of Seller's interests in the Leases, the Franchise Agreements, the Development Agreement and other Contracts included in the Purchased Assets without assuming the obligations of Seller thereunder.

Upon the Closing,  the Assignee shall assume and assign to Buyer all of Seller's
obligations  and  rights  under  the  Leases,  the  Franchise  Agreements,   the
Development Agreement and the other Contracts included in the Purchased Assets.

              (e) Sale of Purchased Assets by Assignee. The Assignee shall complete the sale of the Purchased Assets assigned by Seller to the Assignee to Buyer hereunder on the terms and conditions set forth herein at the Closing pursuant to bills of sale and other instruments of assignment satisfactory to Buyer and its counsel and its Lender.

              (f) Fees and Expenses of Assignee. The fees and expenses of the Assignee will be as provided in the Assignment Instrument and will be borne and paid by Seller or will be paid to the Assignee out of the proceeds of sale of the Purchased Assets. Buyer will loan Seller up to $12,500.00 to enable Seller to pay the preliminary expenses of the Assignee and any and all such loans by Buyer to Seller shall constitute part of the Loans, which shall be paid in full to Buyer upon termination of this Agreement or at the Closing.

              (g) Fiduciary Duties of Assignee. Nothing in this Agreement, the New Management Agreement, or the New Security Agreement shall be interpreted, construed, or enforced in a manner which would prevent the Assignee from discharging its fiduciary duties to the creditors of Seller.

      9.12 Release of Liens. All liens on any of the Purchased Assets, except for liens securing Assumed Liabilities which are assumed by Buyer at the Closing, shall have been released and eliminated prior to the Closing in a manner satisfactory to Buyer and its counsel, including, without limitation, liens in favor of Ronald I. Brendzel, Joseph F. Khoury, their spouses, JFK Restaurants, Inc., all other Affiliates, and FMAC.

Section 10. Seller's Conditions Precedent to Closing.

      The obligations of the Assignee to consummate the Closing provided for herein shall be subject to the following conditions precedent, any one or more of which may be waived by the Assignee:

      10.1 Compliance with Agreements and Covenants. Buyer shall have performed and complied with each of its agreements, covenants and obligations to be performed hereunder on or prior to the Closing Date except those calling for performance after the Closing Date.

      10.2 Truth and Correctness of Representations and Warranties. The representations and warranties of Buyer contained in this Agreement shall have been true and correct at all times between the date of this Agreement and the Closing Date, with the same force and effect as if made on and as of that date.

      10.3 Approval by Counsel. All actions, proceedings, instruments and documents required to perform this Agreement or incident hereto, and all other legal matters, shall have been approved by counsel for the Assignee, which approval shall not be unreasonably withheld.

      10.4 Delivery of Documents. All other documents required to be delivered by Buyer at or prior to the Closing shall have been delivered or shall be tendered at the Closing.

      10.5 Form of Instruments. The materials required by Section 10.4 above shall be in a commercial form reasonably satisfactory to the Assignee and its counsel.

Section 11. Closing.

      The Leases, the Franchise Agreements, and the Development Agreement will be assigned to Buyer through an escrow with Lawyers Title Insurance Company ("Escrowholder"). This Agreement constitutes escrow instructions to the Escrowholder, and upon receipt, Escrowholder shall establish an escrow account for this transaction ("Escrow"). Assignment of the Leases, Franchise Agreements, and Development Agreement under this Agreement by Seller to Buyer shall take place through the Escrowholder at its most convenient office, or at such other place as may be agreed upon by Escrowholder and Buyer. Closing of the sale of the remaining Purchased Assets by the Assignee to Buyer shall occur simultaneously with the assignment of the Leases, the Franchise Agreements and the Development Agreement to Buyer at the offices of Buyer or Buyer's counsel. Such Closing shall take place in the manner and in accordance with the provisions set forth in this Agreement. Closing shall occur at such time within three business days following fulfillment of all conditions to the Closing as the Assignee and Buyer have confirmed in writing to Escrowholder and the fulfillment of the conditions precedent with respect to the purchase and sale of the Purchased Assets and the date of the last of such notices shall be the closing date of the Escrow (the Closing Date) and the Closing of the sale of the Purchased Assets by the Assignee to Buyer. Seller and Buyer shall each have the right to terminate this Agreement if the conditions precedent to its obligations with respect to the purchase and sale of the Purchased Assets as provided herein have not been satisfied by April 30, 1998.

Section 12. Deliveries At Closing.

      12.1 Deliveries by Seller. At the Closing, Seller and the Assignee shall deliver:

              (a) Such assignments of leases, bills of sale, instruments of assignment and other instruments and documents as may be necessary to convey to Buyer title to all the assets and properties to be transferred hereunder.

              (b) The certificate of Seller that all representations and warranties of Seller contained in this Agreement have been true and correct as of the Commencement Date.

              (c) The certificate of Seller certifying to the resolutions constituting all necessary corporate action by the board of directors and by the shareholders of Seller to authorize the consummation of the transactions provided for herein.

              (d) The consents or authorizations for the transfer, assignment of the Contracts, Agreements and Leases (including the Franchise Agreements and the Development

Agreement) described in Schedule 5.14.

      12.2 Deliveries by Buyer. At the Closing, Buyer shall deliver:

              (a) An instruments of assumption of liabilities under which Buyer shall assume the obligations and liabilities described in Item 1 of Schedule 2.1 hereto.

              (b) An instrument of cancellation and forgiveness of the Loans referenced in Section 4.2(b) above.

              (c) A bank wire transfer to Lawyers Title Insurance in such amount as will enable Lawyers Title Insurance to pay in full at the Closing the liabilities described in Items 2, 3, 4, 5, 8, 9, 10 of Schedule 2.1 hereto.

              (d) A bank wire transfer for the balance of the Purchase Price payable to the Assignee by wire transfer pursuant to Section 4.2(c) above.

              (e)  The  certificate  of  Buyer  that  all   representations  and
warranties of Buyer contained in this Agreement have been true and correct at all times between the date of this Agreement through the Closing Date.

              (f) The Certificate of Buyer certifying to the resolutions constituting all necessary corporate action by the board of directors of Buyer to authorize the consummation of the transactions provided for herein.

      12.3 Costs of Closing. Seller, the Assignee and Buyer shall each be responsible for its attorney's fees. The Assignee shall be solely responsible for payment of any fees and costs to Trenwith Securities, Inc., if any, and Buyer shall have no responsibility for any such fees and costs. Nothing contained in this Agreement shall constitute an admission that Trenwith Securities, Inc. has a claim under priority FIRST (as defined in the Assignment Instrument). Other costs which are necessary to consummate this transaction shall be paid by Seller, the Assignee or Buyer as provided in Schedule 3.3.

Section 13. Risk of Loss, Destruction, Condemnation.

      13.1 Risk of Loss. The risk of loss or damage to the Restaurants, or any part thereof, by fire or other casualty until the Closing Date shall be on Seller. If, prior to the Closing, the Restaurants, or any portion thereof, are damaged by fire, or any other cause of whatsoever nature, Seller shall promptly give Buyer written notice of such damage. If the cost for repairing such damage shall, in the reasonable judgment of Buyer, exceed $50,000 for any of the Restaurants, Buyer shall have the option, by written notice delivered to Seller within ten days of receipt by Buyer of Seller's notice of damage to Buyer, either (a) to require Seller to convey the Restaurants to Buyer in their damaged condition and to assign to Buyer all of Seller's right, title and interest in and to any claims Seller may have under the insurance policies covering the Restaurants, or (b) to terminate this Agreement as to all of the Restaurants. Should Buyer elect to terminate this Agreement, neither party hereto shall have any further duties or obligations hereunder. If the cost for repairing such damage to any individual Seller's Restaurant shall, in the reasonable judgment of Buyer, be less than $50,000, then to the extent the repairs are not covered by insurance, Buyer shall pay for such repairs and may offset the non-insured cost of such repairs from the Purchase Price.

Section 14. Further Assurances.

      Seller, the Assignee and Buyer shall execute and deliver all such other instruments and take all such other action as any party may reasonably request from time to time, before or after the Closing, in order to effectuate the transactions provided for herein. The parties shall cooperate with each other and with their respective counsel and accountants in connection with any steps to be taken as a part of their respective obligations under this Agreement. Seller and Buyer will use their commercially reasonable best efforts in mutual cooperation to obtain approval to the issuance of permanent liquor licenses with respect to the Restaurants to Buyer and to consummate the purchase and sale of the Purchased Assets on the terms and conditions set forth herein despite commencement of litigation, governmental action, or other proceedings as contemplated in and subject to the provisions of Section 9.3 hereof.

Section 15. Indemnification by Seller.

      15.1 Limited Title Indemnity. For a period of one hundred twenty days after the Closing Date, if it shall appear that any representation or warranty of Seller contained or referred to in Section 5.6 of this Agreement was incorrect or untrue, or that Seller or the Assignee breached any covenant or agreement contained in Section 5.6 of this Agreement, Seller or the Assignee shall pay Buyer or there shall be offset against and deducted from the Purchase Price, at Buyer's option, the amount of the loss, expense or damage suffered or incurred by Buyer, which would not have been suffered or incurred if the facts set forth in those representations or warranties had been correct or those covenants and agreements had not been breached; provided however, Seller and the Assignee shall only be liable to Buyer pursuant to the terms of this section to the extent that the total of any such amounts exceed $50,000.00, and once the threshold of $50,000 is reached, the entire $50,000.00 and any additional amount shall be due and payable.

      15.2 Advances by Buyer. Without limiting any of the foregoing provisions of this Section 15, Buyer shall have the right to advance any sums necessary to cure any breach of any representation, warranty, covenant or agreement of Seller contained in this Agreement and then deduct any such sums from the Purchase Price, subject to the approval of the Assignee for any amount in excess of $10,000.

      15.3 Release of Liens for Indemnity. Anything set forth in this Agreement or the Security Agreement to the contrary notwithstanding, any money paid by the Assignee to any creditor of Seller following the Closing and any money paid to the Assignee or which the Assignee (including reasonable attorney's fees) is entitled to be paid for its fees and expenses in serving as the Assignee shall be free of any Buyer Claims (as defined in Section 20.11 below).

Section 16. Post Closing Obligations.

      16.1 Accounting Reconciliation. Seller and Buyer have verified and documented all closing prorations and other amounts relating to the Restaurants. All necessary prorations and adjustments have been made in order to insure that all operating and other costs of the Restaurants incurred in connection with and properly allocable to the ownership and operation of the Restaurants prior to the Commencement Date have been borne and paid by Seller, notwithstanding when such cost is actually paid, and all revenues from the Seller's Restaurant to the Commencement Date have been retained by or paid to Seller, and all costs and revenues accruing after the Commencement Date have been borne or received, as applicable, by Buyer.

Section 17. Termination.

      17.1 Right to Terminate. Notwithstanding anything to the contrary contained herein, this Agreement and the transactions contemplated hereby may be terminated at any time prior to the Closing: (a) by Seller if the conditions precedent set forth in Section 10 are not satisfied, or waived in writing by Seller; and (b) by Buyer if the conditions precedent set forth in Section 9 are not satisfied, or waived in writing by Buyer; and (c) by either party if the closing has not occurred on or before April 30, 1998.

      17.2 Termination Resulting from Material Breach By Seller. In the event Buyer terminates this Agreement as a result of Seller's material breach of the provisions of any of (i) Sections 5.1 through 5.20, (ii) Sections 8.1 through
8.12 or (iii) Seller's failure to make the deliveries required by Section 12.1, then Buyer may; (a) terminate this Agreement and seek damages as provided by law from Seller for Seller's breach; (b) proceed to Closing and seek damages as provided by law from Seller for Seller's breach; or (c) proceed to Closing and waive the breach.

      17.3 Termination Resulting from Material Breach by Buyer. In the event Seller terminates this Agreement as a result of the Buyer's material breach of the provision of any of Sections 6.1 or 6.2; or (ii) Buyer's failure to make the deliveries required by Section 12.2 (including a wire transfer of the cash portion of the Purchase Price) then Seller may (a) terminate this Agreement and seek damages as provided by law from Buyer for Buyer's breach; (b) proceed to Closing and seek damages from Buyer for Buyer's breach; (c) proceed to Closing and waive the breach.

      17.4 Termination due to other Causes. If this Agreement is terminated by either Buyer or Seller for any reason other than as provided for in Sections
17.2 or 17.3 hereof, neither party hereto shall have any liability or obligation to the other party.

      17.5 Specific Performance. Seller agrees that damages may not be an adequate remedy to Buyer in the event Seller refuses to close the transaction contemplated by this Agreement. Seller, therefore, agrees that Buyer shall be entitled to specific performance should Buyer seek specific performance.

      17.6 Sale of Purchased Assets by Assignee to Other Buyer. After the Assignment and before the Closing, the Assignee may terminate this Agreement and sell the Purchased Assets to a buyer other than Buyer (the "Other Buyer") on the following terms and conditions:

              (a) The total price payable for the Purchased Assets by the Other Buyer must be not less than Nine Million Four Hundred Thousand Dollars ($9,400,00.00).

              (b) The Assignee will pay to Buyer the sum of Four Hundred Twenty-Eight Thousand Five Hundred Dollars ($428,500.00) in immediately available funds through a wire transfer to such account as Buyer may designate within two business days after the closing of the sale to the Other Buyer (the "Breakup Fee"). The Breakup Fee shall constitute an administrative expense claim against the Assignee in its capacity as assignee of Seller, subject only to claims entitled to priority and the Assignee's fees and expenses (including its attorneys' fees) as provided for in the Assignment Instrument.

Section 18. Brokers and Finders.

      Each of the parties hereto represents and warrants to the others that, except for Trenwith Securities, Inc. ("Trenwith"), attention Leon M. Bronfin, Managing Director, 450 Newport Center Drive, Suite 550, Newport Beach, CA 92660, which has been retained by Seller, it has not employed or retained any broker or finder in connection with the transactions contemplated by this Agreement nor has it had any dealings with any person which, in either case, may entitle that person to a fee or commission from any other party hereto. Each of the parties indemnifies and holds the others harmless from and against any claim, demand or damages whatsoever by virtue of any arrangement or commitment made by it with or to any person that may entitle such person to any fee or commission from the other parties to this Agreement.

Section 19. Closing Date.

      The Closing Date shall be such date within three business days following fulfillment of all of the conditions to the Closing set forth in Sections 9 and 10 hereof that shall be designated in writing by Buyer to the Assignee upon not less than two days written notice but not later than April 30, 1998. The Closing shall take place at 10:00 a.m. at the offices of Buyer or Buyer's counsel.

Section 20. General Provisions.

      20.1 Notices. All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received when delivered against receipt or upon actual receipt of registered or certified mail, postage prepaid, return receipt requested, addressed as set forth below:

              (a) If to Seller:

              RJR Holdings, Inc.
              6222 Wilshire Boulevard, Suite 401
              Los Angeles, CA 90048

              With a copy to:

              Gibson, Dunn & Crutcher
              333 South Grand Avenue, Suite 4400
              Los Angeles, CA 90071-3197
              Attention:  Bennett Silverman

              (b) If to Buyer:

              Bart A. Brown, Jr.
              President
              Main Street and Main Incorporated
              5050 North 40th Street, #200
              Phoenix, AZ  85018

              With a copy to:

              Jeffer, Mangels, Butler & Marmaro LLP
              2121 Avenue of the Stars, 10th Floor
              Los Angeles, CA 90067
              Attention:  Robert H. Goon

              (c) If to the Assignee:

              Richard Kaufman
              President
              Credit Managers Association of California
              40 East Verdugo Avenue
              Burbank, CA 91502

              With a copy to:

              Sulmeyer, Kupetz, Baumann & Rothman
              300 South Grand Avenue, 14th Floor
              Los Angeles, CA 90071-3124
              Attention:  Ronald E. Gordon

      Any party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this paragraph for the giving of notice.

      20.2 Binding Nature of Agreement; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that no party may assign or transfer its or his rights or obligations under this Agreement without the prior written consent of the other party hereto.

      20.3 Entire Agreement. This Agreement together with the Management Agreement and the Security Agreement contain the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and thereof, and supersede all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof and thereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing.

      20.4 Controlling Law. This Agreement and all questions relating to its validity, interpretation, performance and enforcement, shall be governed by and construed, interpreted and enforced in accordance with the internal laws of the State of California.

      20.5 Schedules and Exhibits. All Schedules and Exhibits referred to herein or attached hereto are hereby incorporated by reference into, and made a part of, this Agreement.

      20.6 Indulgences, Not Waivers. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

      20.7 Titles Not to Affect Interpretation. The titles of Sections contained in this Agreement are for convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation hereof.

      20.8 Provisions Separable. The provisions of this Agreement are independent and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

      20.9 Shareholders Not Liable. None of the shareholders or their spouses shall have any responsibility whatsoever for any of the obligations or liabilities of Seller under this Agreement.

      20.10 Confidentiality. The parties hereto will not intentionally disclose the terms of this Agreement to any third party except as may be required in the good faith discretion of the Assignee to allow the Assignee to discharge its fiduciary obligations or as may be required by applicable federal or state laws or regulations or by any governmental or regulatory agency or court of law or in other legal proceedings (provided that the disclosing party gives prior written notice of the disclosure and the opportunity to seek appropriate protective orders or other relief), and except that the parties may disclose the terms of this Agreement to their respective financial and legal advisors and agents, provided that such parties maintain the confidentiality thereof.

      20.11 Limitations on Liability. Claims, causes of action, or claims for relief which Buyer may have arising under or related to this Agreement, the Management Agreement, the New Management Agreement, the Security Agreement, or the New Security Agreement (collectively, "Buyer Claims") shall be subject to the following agreements:

              (a) Neither the shareholders of Seller nor their spouses shall have any liability whatsoever for any Buyer Claims.

              (b) Neither Credit Managers Association of California nor any of its officers, directors, employees, attorneys, agents, shareholders, members or their heirs, assigns and successors shall have any corporate or personal liability for any Buyer Claims; provided, however, nothing contained herein shall deprive or limit Buyer of any of its rights to assert and collect any Buyer Claims as a creditor of Seller entitled to treatment under priority FIRST of the Assignment Instrument or to offset or deduct any Buyer Claims against or from the Purchase Price.

              (c) Any claims Buyer may have under Section 17.6 hereof or under the New Management Agreement or the New Security Agreement shall constitute an administrative expense claim against the Assignee in its capacity as assignee of the assets of Seller, subject only to the prior payment by the Assignee of (i) claims entitled to priority, and (ii) the fees and expenses of the Assignee (including reasonable attorneys' fees) provided for in the Assignment Instrument.

      IN WITNESS WHEREOF, the parties have executed and delivered this Agreement on the date first above written.


SELLER:                                      BUYER:

RJR HOLDINGS, INC.,                          MAIN ST. CALIFORNIA, INC.,
a Delaware corporation                       an Arizona corporation


By: _______________________________          By: _______________________________
    Ronald I. Brendzel, President                Bart A. Brown, Jr., President


By: _______________________________
    Joseph F. Khoury, Secretary

                             ACCEPTANCE OF ASSIGNEE

The undersigned Assignee hereby assumes the obligations of Seller under the foregoing Amended and Restated Asset Purchase Agreement as of the 17th day of March 1998.

CREDIT MANAGERS ASSOCIATION OF CALIFORNIA


By:____________________________
   Richard Kaufman, President

                                LIST OF EXHIBITS




EXHIBIT A  --  Assignment Instrument

EXHIBIT B  --  New Management Agreement

EXHIBIT C  --  New Security Agreement